Exhibit 99.1

Net Element Reports First Quarter 2016 Results

Company demonstrates revenue growth of 103% year-over-year – positioned for strong growth going forward

MIAMI, FL – May 17, 2016 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services, reported financial results for its quarter ended March 31, 2016.

Recent Highlights:

•	Net revenues were $11,261,059 for the three months ended March 31, 2016 as compared to $5,540,207 for the three months ended March 31, 2015. Revenues increased 103% year over year
•	Announced $15 million credit facility and agreement to exchange up to $5 million of existing debt
•	Unified Payments launched mobile point of sale solution for iOS
•	Launched fully integrated omni-channel gift and loyalty platform
•	Aptito restaurant point of sale solution launched in Russia: aims to lead in underserved POS software market
•	Released Aptito point of sale solution for retail stores
•	Unified Payments partnered with Esquire Bank, as a result of this partnership we are able to accept a wider range of merchant types in United States.
•	Digital Provider entered Azerbaijan’s rising mobile payments market; signed national TV network as one of the first customers.
•	Launched “Sales Central On the Go” to expedite merchant approval and boarding. Sales partners and agents can now complete the on-boarding process from mobile devices and personal computers to get merchants processing immediately without completing paper applications.

“We’re pleased with the result of the first quarter, which is typically one of the slowest quarters of the year,” commented Oleg Firer, CEO of Net Element. “We remain focused on growth and innovation.”

In an effort to present a more comparative period on period analysis, we have adjusted net loss to remove the effects of non-cash share based compensation.

Results of Operations for the Three Months Ended March 31, 2016 Compared to the Three Months Ended March 31, 2015

We reported an adjusted net loss of $1,524,611, or $0.01 per share for the three months ended March 31, 2016 as compared to an adjusted net loss of $1,646,584, or $0.04 per share, for the three months ended March 31, 2015. This resulted in a net loss decrease of $121,973 which is discussed further below.

Net revenues consist primarily of payment processing fees. Net revenues were $11,261,059 for the three months ended March 31, 2016 as compared to $5,540,207 for the three months ended March 31, 2015. The increase in net revenues is primarily a result of organic net increases in merchants. In addition, we consolidated online payments revenue for PayOnline and began reporting mobile commerce revenues for branded content.

Gross margin for the three months ended March 31, 2016 was $1,875,818 or 17% of total revenue, as compared to $949,683, or 17% of net revenue, for the three months ended March 31, 2015. Although the total gross margin remained flat at 17%, there were margin improvements in our U.S. transaction processing business and an increase from our online transaction processing business (purchased May 20, 2015), offset by lower margins from mobile solutions branded content that were not offered in the first quarter of 2015.

	Three Months Ended		Three Months Ended		Increase /
Source of Revenues	March 31, 2016	Mix	March 31, 2015	Mix	(Decrease)

North America Transaction Solutions	$7,852,648	70%	$5,177,180	93%	$2,675,468
Mobile Solutions	1,993,504	18%	363,027	7%	1,630,476
Online Solutions	1,414,907	12%	$-	0%	1,414,907
Total	$11,261,059	100%	$5,540,207	100%	$5,720,852

Cost of Revenues

North America Transaction Solutions	$6,653,033	85%	$4,600,433	89%	$2,052,600
Mobile Solutions	1,814,588	91%	13,639	0%	1,800,949
Online Solutions	917,620	65%	-	0	917,620
Total	$9,385,241	83%	$4,614,072	83%	$4,771,169

Gross Margin

North America Transaction Solutions	$1,199,615	15%	$576,747	11%	$622,868
Mobile Solutions	178,916	9%	349,388	96%	(170,473)
Online Solutions	497,287	35%	-	0%	497,287
Total	$1,875,818	17%	$926,135	17%	$949,683

Adjusted general and administrative expenses increased by $52,215 to $2,088,313 for the three months ended March 31, 2016 as compared to $2,036,098 for the three months ended March 31, 2015. This was primarily due to an increase in salaries (corporate salaries were down offset by a salary increase due to acquisition of PayOnline in May 2015), realized transaction losses and other expenses offset by decreases in professional fees and travel.

Category	Three months ended March 31, 2016	Three months ended March 31, 2015	Increase / (Decrease)
Salaries, benefits, taxes and contractor payments	1,092,073	884,674	207,399
Professional fees	524,387	790,228	(265,841)
Rent	136,244	110,506	25,738
Business development	33,443	21,532	11,911
Travel expense	57,009	86,686	(29,677)
Filing fees	16,499	17,909	(1,410)
Transaction (gains) losses	14,966	(47,728)	62,694
Other expenses	213,692	172,291	41,401
Total	$2,088,313	$2,036,098	$52,215

Interest expense was $150,438 for the three months ended March 31, 2016 as compared to $117,594 for the three months ended March 31, 2015, representing an increase of $32,844 as follows:

Funding Source	Three months ended March 31, 2016	Three months ended March 31, 2015	Increase / (Decrease)
RBL Note	$147,784	$91,253	56,531
Other	2,654	26,341	(23,687)
Total	$150,438	$117,594	$32,844

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other one-time, non-recurring items not present in this year or last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2016 and 2015 is presented in the following Non-GAAP Financial Measures Table.

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended March 31, 2016
Net (loss) income	$(1,885,595)	$360,984	$(1,524,611)
Basic and diluted earnings per share	$(0.02)	$0.01	$(0.01)
Basic and diluted shares used in computing earnings per share	112,934,343		112,934,343

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended March 31, 2015
Net (loss) income	$(2,247,955)	$601,371	$(1,646,584)
Basic and diluted earnings per share	$(0.05)	$0.01	$(0.04)
Basic and diluted shares used in computing earnings per share	46,057,972		46,057,972

Additional information regarding Net Element’s results for its first quarter ended March 2016 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on May 16, 2016 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise (“SME”) in the US and selected emerging markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant point-of-sale solution Aptito. Internationally, Net Element’s strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Kazakhstan, Kyrgyzstan and Azerbaijan where initiatives have been recently launched. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether the Company will experience growth on a go forward basis, whether Net Element can secure any additional financing and if such additional financing will be adequate to meet the Company's objectives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502

NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$724,509	$1,025,747
Accounts receivable, net	4,424,761	5,198,993
Prepaid expenses and other assets	1,311,979	1,106,016
Total current assets, net	6,461,249	7,330,756
Fixed assets, net	151,212	162,123
Intangible assets, net	4,969,863	5,423,880
Goodwill	9,643,752	9,643,752
Other long term assets	389,680	353,050
Total assets	21,615,756	22,913,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	5,075,959	5,858,837
Deferred revenue	572,002	743,910
Accrued expenses	3,131,234	2,975,066
Notes payable (current portion)	570,017	518,437
Due to related parties	1,239,856	329,881
Total current liabilities	10,589,068	10,426,131
Notes payable (net of current portion)	3,469,983	3,446,563
Total liabilities	14,059,051	13,872,694

STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock ($.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding at March 31, 2016 and December 31, 2015)	-	-
Common stock ($.0001 par value, 300,000,000 shares authorized and 113,168,685 and 112,619,596 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively)	11,317	11,262
Paid in capital	154,782,677	154,351,558
Accumulated other comprehensive loss	(1,595,563)	(1,565,822)
Accumulated deficit	(145,802,767)	(143,955,048)
Noncontrolling interest	161,041	198,917
Total stockholders' equity	7,556,705	9,040,867
Total liabilities and stockholders' equity	$21,615,756	$22,913,561

NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended March 31,
	2016	2015

Net revenues
Service fees	$9,363,820	$5,540,207
Branded content	1,897,239	-
Total Revenues	11,261,059	5,540,207

Costs and expenses:
Cost of service Fees	7,598,184	4,614,072
Cost of branded content	1,787,057	-
General and administrative (includes $360,984 and $601,371 of share based
compensation for the three months ended March 31, 2016 and 2015 respectively)	2,449,297	2,637,469
Bad debt expense	251,741	9,331
Depreciation and amortization	888,118	438,769
Total costs and operating expenses	12,974,397	7,699,641
Loss from operations	(1,713,338)	(2,159,434)
Interest expense, net	(150,438)	(117,594)
Other (expense) income	(21,819)	29,073
Net loss before income taxes	(1,885,595)	(2,247,955)
Income taxes	-	-
Net loss	(1,885,595)	(2,247,955)
Net loss attributable to the noncontrolling interest	37,876	8,747
Net loss attributable to Net Element, Inc. stockholders	(1,847,719)	(2,239,208)

Foreign currency translation	(29,741)	(108,167)
Comprehensive loss attributable to common stockholders	$(1,877,460)	$(2,347,375)

Loss per share - basic and diluted	$(0.02)	$(0.05)

Weighted average number of common shares outstanding - basic and diluted	112,934,343	46,057,972

NET ELEMENT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
	Three months ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(1,847,719)	$(2,239,208)
Adjustments to reconcile net loss to net cash used in operating activities
Non controlling interest	(37,876)	(8,747)
Share based compensation	360,984	601,371
Deferred revenue	(171,908)	(34,858)
Depreciation and amortization	888,118	438,769
Changes in assets and liabilities
Accounts receivable	436,453	131,020
Prepaid expenses and other assets	334,291	278,319
Accounts payable	(865,158)	667,819
Accrued expenses	(44,186)	356
Net cash used in operating activities	(947,001)	(165,159)

Cash flows from investing activities
Purchase of fixed and other assets	(396,819)	(6,849)
Net cash used in investing activities	(396,819)	(6,849)

Cash flows from financing activities
Proceeds from indebtedness	75,000	650,000
Repayment of indebtedness	-	(8,710)
Related party advances	910,045	125,000
Net cash provided by financing activities	985,045	766,290

Effect of exchange rate changes on cash	57,537	(331,346)
Net (decrease) increase in cash	(301,238)	262,936

Cash at beginning of period	1,025,747	503,343
Cash at end of period	$724,509	$766,279

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$150,438	$118,910
Taxes	$86,770	$30,505